Exhibit 4.2

THIS TENTH SUPPLEMENTAL INDENTURE (“Tenth Supplemental Indenture”) is dated as of May 23, 2023, among Johnson Controls International plc, a public company limited by shares, incorporated under the laws of Ireland (the “Company”), Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (the “Co-Issuer” and, together with the Company, the “Issuers”), U.S. Bank Trust Company, National Association, a national banking association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), and Elavon Financial Services DAC, as paying agent (the “Paying Agent”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of December 28, 2016 (the “Base Indenture” and together with this Tenth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness.

B. The Company and the Co-Issuer desire that the Co-Issuer co-issue the Offered Securities (as defined herein).

C. Pursuant to resolutions of the Board of Directors of the Company and the board of managers of Tyco Fire & Security Finance S.à r.l., the general partner and manager of the Co-Issuer, the Company and the Co-Issuer have each authorized the issuance of the Offered Securities.

D. The entry into this Tenth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

E. The Company and the Co-Issuer desire to enter into this Tenth Supplemental Indenture pursuant to Sections 9.01 and 2.02 of the Base Indenture to establish the terms of the Offered Securities, to add the Co-Issuer as co-issuer of the Offered Securities and to establish the form of the Offered Securities.

F. All things necessary to make this Tenth Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuers, the Trustee and the Paying Agent mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I.

Section 1.01 Definitions of Terms.

(a) Capitalized terms used but not defined in this Tenth Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

(b) As used herein, the following terms shall have the following meanings with respect to the Offered Securities only:

“Authentication Order” means a written order signed in the name of each of the Issuers by an Officer of each of the Issuers and delivered to the Trustee or Authenticating Agent, or, with respect to Sections 2.04, 2.05, 2.06, 2.07, and 9.04 of the Base Indenture, any other employee of such Issuer named in an Officer’s Certificate delivered to the Trustee.

“Change of Control Triggering Event” means the Offered Securities cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Issuers of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Issuers’ request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Offered Securities at the commencement of any Trigger Period, the Offered Securities will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Co-Issuer” means Tyco Fire & Security Finance S.C.A., until a successor entity shall have become such pursuant to Section 10.01 and Section 10.02 hereto.

“Global Security” means an Offered Security executed by the Issuers and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuers under the circumstances permitting the Issuers to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Offered Securities” means the €800,000,000 4.250% Senior Notes due 2035 issued pursuant to this Tenth Supplemental Indenture.

“Officer” means any manager, director, any managing director, the chairman or any vice chairman of the Board of Directors or a board of managers, as applicable, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary, or any equivalent of the foregoing, of the Company or the Co-Issuer, as applicable, or any Person duly authorized to act for or on behalf of the Company or the Co-Issuer, as applicable.

“Officer’s Certificate” means a certificate, signed by any Officer of the Company and/or the Co-Issuer, as the case may be, that is delivered to the Trustee in accordance with the Indenture. Each such certificate shall include the statements provided for in Section 13.06 of the Base Indenture, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel licensed in any State of the United States of America and applying the laws of such State. The counsel may be an employee of or counsel to either Issuer. Each such opinion shall include the statements provided for in Section 13.06 of the Base Indenture, if and to the extent required by the provisions thereof.

“Rating Agency” means each of Moody’s and S&P; provided that, if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Issuers may appoint another “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, further, that the Issuers shall give notice of such appointment to the Trustee.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Offered Securities, or if the Issuers or an independent investment bank appointed by the Issuers considers that such similar bond is not in issue, such other German government bond as the Issuers or an independent investment bank appointed by the Issuers, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuers or an independent investment bank appointed by the Issuers, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Offered Security to be redeemed, the remaining scheduled payments of principal of and interest on the Offered Security that would be due after the related redemption date but for the redemption. If that redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the Offered Security will be reduced by the amount of interest accrued on the Offered Security to the redemption date.

“Securityholder,” “Holder,” “registered holder,” or other similar term, means the Person or Persons in whose name or names the Offered Security shall be registered on the books of the Issuers kept for that purpose in accordance with the terms of the Indenture.

“Treasury Rate” means the rate per annum equal to the annual equivalent yield to maturity of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on the third Business Day preceding such redemption date as determined by the Issuers or an independent investment bank appointed by the Issuers.

Section 1.02 Terms of Offered Securities. The following terms relate to the Offered Securities:

(1) The Offered Securities constitute a single series of securities having the following title: “4.250% Senior Notes due 2035”.

(2) The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11 or 3.03 of the Base Indenture) is €800,000,000.

(3) The entire Outstanding principal of the Offered Securities shall be payable on May 23, 2035.

(4) The Offered Securities will bear interest at a rate of 4.250% per annum. The basis upon which interest shall be calculated will be the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Offered Securities (or May 23, 2023, if no interest has been paid on the Offered Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as “ACTUAL/ACTUAL (ICMA),” as defined in the statutes, by-laws, rules and recommendations published by the International Capital Markets Association.

(5) Interest on the Offered Securities shall accrue from May 23, 2023, or, if later, the most recent Interest Payment Date to which interest in respect of the Offered Securities has been paid or provided for. The Interest Payment Date for the Offered Securities shall be May 23 of each year, beginning on May 23, 2024. Interest in respect of the Offered Securities shall be payable annually in arrears on each applicable Interest Payment Date to the applicable Holders of record at the close of business on the May 8 next preceding such Interest Payment Date (the “regular record date”).

(6) [Reserved].

(7) [Reserved].

(8) Optional Redemption –Offered Securities.

Prior to February 23, 2035 (the “Par Call Date”), the Issuers may, at their option, redeem the Offered Securities, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Offered Securities to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments that would be due if the Offered Securities matured on the Par Call Date, discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after the Par Call Date, the Issuers may, at their option, redeem the Offered Securities, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

In addition, the Offered Securities may be redeemed pursuant to Section 1.02(27) of this Tenth Supplemental Indenture (which supersedes and replaces Article XIV of the Base Indenture which shall not apply to the Offered Securities).

(9) Except as provided in Section 1.02(17) of this Tenth Supplemental Indenture (which supersedes and replaces Section 4.08 of the Base Indenture which shall not apply to the Offered Securities), the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstance or otherwise. The Offered Securities will not have the benefit of any sinking fund.

(10) The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.

(11) The Offered Securities will be issued in registered form without interest coupons and only in minimum denominations of €100,000 and whole multiples of €1,000 in excess thereof.

(12) All payments of interest and principal, including payments made upon any redemption or repurchase of the Offered Securities, will be payable in Euros. If, on or after May 16, 2023, the Euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond the Issuers’ control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Offered Securities will be made in Dollars until the Euro is again available to the Issuers or so used. In such circumstances, the amount payable on any date in Euros will be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent Dollar/Euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Issuers in their sole discretion. Any payment in respect of the Offered Securities so made in Dollars will not constitute an Event of Default under the Offered Securities or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

(13) [Reserved].

(14) [Reserved].

(15) The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and the common depositary on behalf of Euroclear and Clearstream shall be the initial Depositary.

(16) The Offered Securities will not be convertible into or exchangeable for other Securities, common shares or other securities of the Issuers.

(17) Solely with respect to the application of such provisions to the Offered Securities, Sections 4.01, 4.02, 4.03, 4.04, 4.05 and 4.08 of the Base Indenture are hereby replaced and superseded by the following provisions:

Section 4.01 Payment of Principal, Premium and Interest.

The Issuers will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Offered Securities at the time and place and in the manner provided herein and established with respect to the Offered Securities.

Section 4.02 Maintenance of Office or Agency.

So long as the Offered Securities remain Outstanding, the Issuers will maintain an office or agency where the Offered Securities may be presented or surrendered for payment, where the Offered Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Offered Securities and this Indenture may be given or served. Such designation will continue with respect to each office or agency until the Issuers, by written notice signed by any Officer of each of the Issuers and delivered to the Trustee, shall designate some other office or agency for such purposes or any of them. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all presentations, surrenders, notices and demands. The Issuers initially designate the office of U.S. Bank Trust Company, National Association, acting as the Issuers’ agent, located at 1555 North RiverCenter Drive, Suite 203, Milwaukee, WI 53212, as the office to be maintained by it for each such purpose.

Section 4.03 Paying Agents, Transfer Agent and Security Registrar.

(a) The Issuers will maintain one or more paying agents for the Offered Securities.

(b) In addition the Issuers will maintain a transfer agent and a registrar (the “Security Registrar”) for the Offered Securities. The Security Registrar will maintain the Security Register, and together with the transfer agent, will make payments on and facilitate transfers of the Offered Securities on behalf of the Issuers.

(c) The Issuers may enter into an appropriate agency agreement with any paying agent, Security Registrar or transfer agent. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. The Issuers may remove any paying agent, Security Registrar or transfer agent, as applicable, upon written notice to such paying agent, Security Registrar or transfer agent, as applicable, and to the Trustee; provided, however, that no such removal shall become effective until, if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor paying agent, Security Registrar or transfer agent, as the case may be, and delivered to the Trustee.

(d) The Issuers may change or appoint any paying agent, Security Registrar or transfer agent with respect to the Offered Securities without prior notice to the Holders of the Offered Securities. The Issuers or any of the Issuers’ Subsidiaries may act as paying agent, transfer agent or Security Registrar in respect of the Offered Securities.

(e) The Issuers hereby initially appoint Elavon Financial Services DAC (“Elavon”) as Paying Agent with respect to the Offered Securities until such time as Elavon has resigned or a successor has been appointed. Elavon hereby accepts such initial appointment, and the Issuers confirm that such initial appointment is acceptable to them. Elavon shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis. Principal of, premium, if any, interest on and additional amounts, if any, on the Offered Securities will be payable at the office or agency of the Paying Agent at Elavon Financial Services Block F1, Cherrywood Business Park Cherrywood, Dublin 18 D18 W2X7, Ireland, until such time as the Issuers designate an alternate place of payment. The Issuers hereby initially appoint the Trustee as Security Registrar and transfer agent with respect to the Offered Securities. The obligations of the Paying Agent, transfer agent and Security Registrar shall be several and not joint.

(f) The Issuers shall require each paying agent (other than an Issuer) to agree in writing that the paying agent will hold for the benefit of Holders of Offered Securities or the Trustee all money held by the paying agent for the payment of principal of, premium, if any, on, interest on, or Additional Amounts, if any, on the Offered Securities, and will notify the Trustee of any default by the Issuers in making any such payment. Money held by the paying agent need not be segregated, except as required by law, and in no event shall the paying agent be liable for interest on any money received by it hereunder. If either of the Issuers or a Subsidiary of the Issuers acts as paying agent, it shall segregate and hold in a separate fund for the benefit of the Holders all money held by it as paying agent.

(g) The Issuers will make payments of any amounts owing in respect of any Global Securities (including principal, premium, if any, interest and any Additional Amounts) to the applicable paying agent, and such paying agent will, in turn, make such payments to the applicable Depositary or its nominee, as the case may be (subject to such paying agent having received cleared funds sufficient to make such payments), as the sole registered owner and the sole Holder of the Offered Securities represented by a Global Security for all purposes under this Indenture. The applicable Depositary will distribute such payments to Participants in accordance with the Applicable Procedures. Payments on all Offered Securities other than Global Securities will be made by the Issuers to the applicable paying agent and such paying agent will make payment by check to the address provided by the Holder of such Offered Securities (or by wire transfer to those Holders that have provided wire instructions to the Issuers or the applicable paying agent).

Section 4.04 Statement by Officers as to Default.

The Issuers will furnish to the Trustee on or before 120 days after the end of each fiscal year an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers, they would normally have knowledge of any Default by the Issuers in the performance or fulfillment or observance of any covenants or agreements contained in this Indenture during the preceding fiscal year, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof. The Officer’s Certificate need not comply with Section 13.06 of the Base Indenture.

Section 4.05 Appointment to Fill Vacancy in Office of Trustee.

The Issuers, whenever necessary to avoid or to fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10 of the Base Indenture, a Trustee, so that there shall be at all times a Trustee hereunder.

Section 4.08 Offer to Repurchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have exercised their right to redeem the Offered Securities as described under Section 1.02(8) of this Tenth Supplemental Indenture, each Holder of Offered Securities will have the right to require the Issuers to purchase all or a portion (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Offered Securities pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”). If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Issuers’ option, prior to and conditioned on the occurrence of, any Change of Control, but after the public announcement of the pending Change of Control, the Issuers will be required to send, by first class mail, or deliver electronically if the Offered Securities are held by any Depositary, a notice to each Holder of Offered Securities, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically (or, in the case of a notice mailed or delivered electronically prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered electronically prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(i) accept or cause a third party to accept for payment all Offered Securities properly tendered pursuant to the Change of Control Offer;

(ii) deposit or cause a third party to deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Offered Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Offered Securities being repurchased.

The Issuers will not be required to make a Change of Control Offer with respect to the Offered Securities if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuers and such third party purchases all the Offered Securities properly tendered and not withdrawn under its offer. In addition, the Issuers will not repurchase Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default in respect of the Offered Securities, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

The Issuers must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Offered Securities, the Issuers will be required to comply with those securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.08 with respect to the Offered Securities by virtue of any such conflict.

(18) Solely with respect to the application of such provisions to the Offered Securities, Section 6.01 of the Base Indenture is hereby amended as follows:

(i) any reference to the “Company” is hereby amended to refer instead to the “Issuers”; and

(ii) the reference to “$200,000,000” in Section 6.01(a)(4) of the Base Indenture is amended to refer instead to “$300,000,000.”

(19) [Reserved].

(20) Upon the Issuers’ request, each Holder and beneficial owner shall provide a properly completed and executed IRS Form W-9 or IRS Form W-8, as applicable, as would have been applicable if the Issuers were incorporated in the United States of America, any State thereof or the District of Columbia.

(21) As modified by this Tenth Supplemental Indenture, the Offered Securities may be defeased in accordance with the provisions of Section 11.03 of the Base Indenture and the Indenture shall cease to be of further effect with respect to the Offered Securities in accordance with the provisions of Section 11.02 of the Base Indenture; provided, however, that (a) for purposes of defeasance of the Offered Securities and satisfaction and discharge of the Indenture with respect to the Offered Securities and (b) as otherwise used in Article XI of the Base Indenture with respect to the Offered Securities, the term “Governmental Obligations” shall have the meaning set forth in Section 1.02(28)(a) of this Tenth Supplemental Indenture. Solely with respect to the application of such provisions to the Offered Securities, Section 11.03 of the Base Indenture is hereby amended as follows:

(i) the reference to “Section 6.01(a)(4)” is amended to refer instead to “Section 6.01(a)(3)”;

(ii) any reference to the “Company” is hereby amended to refer instead to the “Issuers”; and

(iii) Section 11.03(c)(4) of the Base Indenture is hereby replaced and superseded by the following provision:

(4) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which, in the case of a defeasance, must be based on a change in law or a ruling received from the U.S. Internal Revenue Service) to the effect that the beneficial owners of the Offered Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Issuers’ exercise of either option under this Section 11.03 and will be subject to United States Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised; and

(22) [Reserved].

(23) The Offered Securities will be issued as Unrestricted Securities.

(24) No Offered Securities shall be issued with guarantees.

(25) Solely with respect to the application of such provisions to the Offered Securities, the following sections of the Base Indenture are hereby amended as follows:

(i) any reference to the “Company” in the following sections or articles, as applicable, of the Base Indenture, to the extent applicable to the Offered Securities, is hereby amended to refer instead to the “Issuers”: Sections 2.02 through 2.15, 3.01 through 3.06, 5.01, 5.02, 5.04 and 6.02 through 6.08, and Articles VII, VIII, IX, XI, XII and XIII;

(ii) all references to “30 days” and “45 days” in Section 3.02 of the Base Indenture are amended to refer instead to “10 days”;

(iii) all references to “25%” in Sections 6.01 and 6.04 of the Base Indenture are amended to refer instead to “30%”;

(iv) Sections 9.01(b), 9.01(c) and 9.01(i) of the Base Indenture are hereby replaced and superseded by the following provisions:

(b) to add an additional obligor on the Offered Securities or to add a guarantor of any Offered Securities, or to evidence the succession of another Person to the Company or the Co-Issuer or any additional obligor or guarantor of the Offered Securities, or successive successions, and the assumption by any Successor Company or Successor Co-Issuer of the covenants, agreements and obligations of such Company, Co-Issuer or such obligor or guarantor, as the case may be, pursuant to Article X;

(c) to provide for uncertificated Offered Securities in addition to or in place of certificated Offered Securities (provided, that the uncertificated Offered Securities are issued in registered form for purposes of Section 163(f) of the Code);

(i) to provide for the issuance of and establish the form and terms and conditions of the Offered Securities as provided in Section 2.01 of the Base Indenture, to provide which, if any, of the covenants of the Company shall apply to such series, to provide which of the Events of Default shall apply to such series, to add a co-issuer, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by any guarantor of such series may be released or terminated, or to define the rights of the Holders of Offered Securities;

(v) The following provision is added as Section 9.02(viii):

(viii) reduce the obligation to pay Additional Amounts or indemnity amounts for Taxes;

(26) Solely with respect to the application of such provisions to the Offered Securities, Sections 10.01 and 10.02 of the Base Indenture are hereby replaced and superseded by the following provisions:

Section 10.01 Consolidation, Merger and Sale of Assets.

The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of the Company’s assets in one or a series of related transactions to, any Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the Offered Securities are first issued or (z) Switzerland; provided that the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Offered Securities and this Indenture;

(b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the Company and its Subsidiaries, including the Co-Issuer, shall not be prohibited hereunder, and (B) the Company may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Offered Securities are first issued or Switzerland to realize tax or other benefits.

The Co-Issuer will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of the Co-Issuer’s assets in one or a series of related transactions to, any Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Co-Issuer”) will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the Offered Securities are first issued or (z) Switzerland; provided that the Successor Co-Issuer (if not the Co-Issuer) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Co-Issuer under the Offered Securities and this Indenture;

(b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Co-Issuer or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Co-Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(c) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing, the Co-Issuer may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Co-Issuer in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Offered Securities are first issued or Switzerland to realize tax or other benefits.

Section 10.02 Successor Company or Successor Co-Issuer Substituted.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company or the Co-Issuer, as applicable, in accordance with Section 10.01, the Successor Company or Successor Co-Issuer, as applicable, will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Co-Issuer hereunder, as applicable, and the predecessor issuer or Co-Issuer, as applicable, other than in the case of a lease, will be automatically released from all obligations under the Offered Securities and this Indenture, including, without limitation, the obligation to pay the principal of and interest on the Offered Securities.

(27) Solely with respect to the application of such provisions to the Offered Securities, Article XIV of the Base Indenture is hereby replaced and superseded by the following provisions:

ARTICLE XIV.

ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS

Section 14.01 Redemption Upon Changes in Withholding Taxes.

Either or both of the Issuers may redeem all, but not less than all, of the Offered Securities under the following conditions:

(i) if there is an amendment to, or change in, the laws or regulations of a Relevant Taxing Jurisdiction or any change in the written application or official written interpretation of such laws or regulations, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to either or both of the Issuers, which amendment or change is publicly announced and becomes effective on or after the date of issuance of the Offered Securities (or, in the case of any Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after such date of issuance, after such later date);

(ii) as a result of such amendment or change, either or both of the Issuers become, or there is a material probability that either or both of the Issuers will become, obligated to pay Additional Amounts on the next payment date with respect to the Offered Securities, and such Issuer cannot avoid any such payment obligation by taking reasonable measures available (including having the other Issuer make payments on the Offered Securities if such action would be reasonable);

(iii) the relevant Issuer (or Issuers) delivers to the Trustee a written opinion of independent tax counsel to such Issuer (or Issuers) of recognized standing to the effect that such Issuer (or Issuers) has become, or there is a material probability that it will become, obligated to pay Additional Amounts as a result of a change or amendment described in the foregoing clauses (i) and (ii); in addition, before the Issuer (or Issuers) mails notice of redemption of the Offered Securities as described below, it will deliver to the Trustee an Officer’s Certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by such Issuer by taking reasonable measures available (including having the other Issuer make payments on the Offered Securities if such action would be reasonable); and

(iv) following the delivery of the opinion described in the foregoing clause (iii), the relevant Issuer (or Issuers) provides notice of redemption for the Offered Securities not less than 10 days, but not more than 90 days, prior to the redemption date. The notice of redemption cannot be given more than 90 days before the earliest date on which the Issuer (or Issuers) would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of clauses (i), (ii), (iii) and (iv) above, the relevant Issuer (or Issuers) may redeem the Offered Securities at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date and all Additional Amounts (if any) then due and that will become due on such redemption date as a result of the redemption or otherwise (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is prior to the redemption date and Additional Amounts (if any) in respect thereof).

The provisions of this Section 14.01 shall apply mutatis mutandis to any Successor Company to the Company or Successor Co-Issuer to the Co-Issuer, as applicable.

Section 14.02 Payment of Additional Amounts.

All payments in respect of the Offered Securities will be made by (or on behalf of) the Issuers free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”), unless the withholding or deduction of such Taxes is required by law.

In the event that the Issuers are required to withhold or deduct any amount for or on account of any Taxes imposed or levied by or on behalf of Ireland, Luxembourg or any other jurisdiction (other than the United States of America) in which either of the Issuers is incorporated, resident or doing business for tax purposes or from or through which payments by or on behalf of the Issuers are made, or any political subdivision or any authority thereof or therein (each, but not including the United States of America or any political subdivision or any authority thereof or therein, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to any Offered Security (including, without limitation, payments of principal, redemption price, purchase price, interest or premium), the Issuers will pay such additional amounts (“Additional Amounts”) so that the net amount received by each Holder or beneficial owner of Offered Securities (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a Holder or beneficial owner of Offered Securities where such Holder or beneficial owner is subject to taxation on such payment by the Relevant Taxing Jurisdiction for or on account of:

(a) any Taxes that are imposed or withheld because such Holder or beneficial owner (or a fiduciary, settlor, beneficiary, or member of such Holder or beneficial owner if such Person is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a Person holding a power over an estate or trust administered by a fiduciary holder):

(1) is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Relevant Taxing Jurisdiction or has or had a permanent establishment or other taxable presence in the Relevant Taxing Jurisdiction; or

(2) has or had any present or former connection (other than the mere fact of ownership of the Offered Securities) with the Relevant Taxing Jurisdiction, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

(b) any estate, inheritance, gift, transfer, personal property or similar Taxes imposed with respect to the Offered Securities;

(c) any Taxes imposed as a result of the presentation of the Offered Securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had such Offered Securities been presented for payment on any date during such 30-day period;

(d) any Taxes imposed or withheld as a result of the failure of such Holder or beneficial owner, upon a written request, made to the Holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be made, by an Issuer, broker or other withholding agent, to timely and accurately comply (to the extent such Holder or beneficial owner is legally eligible to do so) with any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection of the Holder or beneficial owner with the Relevant Taxing Jurisdiction, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

(e) any Taxes that are payable by any method other than withholding or deduction by the Issuers or any paying agent from payments in respect of the Offered Securities;

(f) any withholding or deduction required pursuant to Sections 1471 through 1474 of the Code as of the issue date of the Offered Securities (or any amended or successor provisions of such sections that are substantively comparable and not materially more onerous to comply with), any regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, or any law or regulation implemented pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing; or

(g) any combination of Section 14.02(a), (b), (c), (d), (e) and (f).

Additional Amounts also will not be payable for any Taxes that are imposed with respect to any payment on an Offered Security to any Holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent that no Additional Amounts would have been payable had the beneficial owner of the applicable Offered Security been the Holder of such Offered Security.

The Issuers also: (i) will make such withholding or deduction of Taxes; (ii) will remit the full amount of Taxes so deducted or withheld to the relevant tax authority in accordance with all applicable laws; (iii) will use their commercially reasonable efforts to obtain from each relevant tax authority imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and (iv) upon request, will make available to the Holders of the Offered Securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers (unless, notwithstanding the Issuers’ efforts to obtain such receipts, the same are not obtainable, in which case the Issuers will provide other evidence of payments by the Issuers).

At least 30 days prior to each date on which any payment under or with respect to the Offered Securities is due and payable, if the Issuers will be obligated to pay Additional Amounts with respect to such payment, the Issuers will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to Holders of the Offered Securities on the payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Issuers may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

In addition, the Issuers will pay for any present or future stamp, issue, registration, property, excise, transfer, court or documentary or other similar Taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in a Relevant Taxing Jurisdiction in respect of the creation, execution, issue, offering, enforcement, redemption or retirement of the Offered Securities or any other document or instrument referred to therein, or the receipt of any payments with respect thereto.

The provisions of this Article XIV shall survive any termination or the discharge of this Indenture and shall apply mutatis mutandis to any Successor Company or Successor Co-Issuer.

Whenever in this Indenture or any Offered Securities there is mentioned, in any context, the payment of principal, premium, if any, redemption price, repurchase price, interest or any other amount payable under or with respect to any Offered Securities, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

(28) The additional provisions set forth below shall be applicable to the Offered Securities:

(a) For purposes of the Base Indenture and this Tenth Supplemental Indenture, with respect to the Offered Securities, the term “Governmental Obligations” means (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

(b) Claims against the Issuers for the payment of principal or Additional Amounts, if any, of the Offered Securities will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuers for the payment of interest, if any, of the Offered Securities will be prescribed five years after the applicable due date for payment of interest.

(c) For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of 10 August 1915 relating to commercial companies, as amended, do not apply to the Offered Securities.

(d) The third and fourth sentences of Section 2.05(c) of the Base Indenture shall not apply to the Offered Securities, and instead the following shall apply:

Each Global Security is exchangeable for Definitive Securities only if (1) the Depositary for such Global Security notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Issuers within 90 days after receiving that notice; (2) upon request of a Holder of any series of Offered Securities upon the occurrence and continuance of an Event of Default with respect to the Offered Securities; or (3) the Issuers determine that such Global Security will be exchangeable for Definitive Securities and notifies the Trustee of their decision. Upon the occurrence of any of the foregoing clauses (1), (2) and (3), the provisions of Section 2.11 of the Base Indenture shall no longer apply to the Offered Securities.

(e) The second and third sentences of Section 2.11(a) of the Base Indenture shall not apply to the Offered Securities, and instead the following shall apply:

The Holder of a Global Security representing an Offered Security shall be the only Person entitled to receive payments in respect of Offered Securities represented by such Global Security, and the Issuers will be discharged by payment to, or to the order of, the Holder of such Global Security in respect of each amount so paid. After payment to the Depositary (or its nominee) of interest, principal or other amounts in respect of the Offered Securities represented by a Global Security, the Issuers will not have responsibility or liability for the payment of such amounts to Euroclear or Clearstream or to Holders or beneficial owners of book-entry interests in the Offered Securities. Each Person owning a beneficial interest in an Offered Security must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, in order to exercise any rights of a Holder of Offered Securities.

(f) Any notice or communication by the Issuers or the Trustee to the Paying Agent is duly given if in writing and delivered electronically or in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the following address:

Elavon Financial Services DAC

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Facsimile: 44 (0)207 365 2577

Attention: Structured Finance Relationship Management

ARTICLE II.

MISCELLANEOUS

Section 2.01 Confirmation of Indenture. The Base Indenture, as supplemented, amended and superseded by this Tenth Supplemental Indenture, as applicable, is in all respects ratified and confirmed, and the Base Indenture, this Tenth Supplemental Indenture and all indentures supplemental thereto in respect of the Offered Securities shall be read, taken and construed as one and the same instrument.

Section 2.02 Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the certificate of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof. The Co-Issuer hereby affirms, and the Company hereby reaffirms, their respective obligations under the Base Indenture to indemnify and hold harmless the Trustee as required under Article 7 of the Base Indenture, including under Section 7.06 of the Base Indenture. This indemnity shall survive the final payment in full of the Offered Securities and the resignation or removal of the Trustee solely to the extent expressly provided in Article 7 of the Base Indenture.

Section 2.03 Governing Law. This Tenth Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

Section 2.04 Separability. In case any provision in this Tenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05 Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 2.06 No Benefit. Nothing in this Tenth Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Tenth Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed all as of the day and year first above written.

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Pieter Lens
Name:	Pieter Lens
Title:	Vice President and Treasurer

TYCO FIRE & SECURITY FINANCE S.C.A.

By:	/s/ Richard J. Dancy
Name:	Richard J. Dancy
Title:	Manager

[Signature Page to Tenth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Yvonne Siira
Name:	Yvonne Siira
Title:	Vice President

[Signature Page to Tenth Supplemental Indenture]

ELAVON FINANCIAL SERVICES DAC,
as Paying Agent

By:	/s/ Ashley Kingham
Name:	Ashley Kingham
Title:	Authorised Signatory

[Signature Page to Tenth Supplemental Indenture]

EXHIBIT A

FORM OF 4.250% SENIOR NOTES DUE 2035

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN) GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

4.250% SENIOR NOTES DUE 2035

No. [ ]	€[ ]
Common Code 262600793
ISIN No. XS2626007939
CUSIP. 47837R AG5

JOHNSON CONTROLS INTERNATIONAL PLC

TYCO FIRE & SECURITY FINANCE S.C.A.

promises to pay to [USB Nominees (UK) Limited] [    ] or registered assigns, the principal sum of [    ] Euros, or such other sum as is set forth in the Schedule of Increases or Decreases of the Global Security attached hereto, on May 23, 2035.

Interest Payment Date: May 23 of each year

Regular Record Date: May 8 of each year

Each Holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless the Certificate of Authentication hereon shall have been duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date: May 23, 2023

JOHNSON CONTROLS INTERNATIONAL PLC

Name:
Title:

Name:
Title:

TYCO FIRE & SECURITY FINANCE S.C.A.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

JOHNSON CONTROLS INTERNATIONAL PLC

TYCO FIRE & SECURITY FINANCE S.C.A.

4.250% Senior Notes due 2035

This security is one of a duly authorized series of debt securities of Johnson Controls International plc, a public company limited by shares, incorporated under the laws of Ireland (the “Company”), and Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (the “Co-Issuer” and, together with the Company, the “Issuers”), issued or to be issued in one or more series under and pursuant to an Indenture, dated as of December 28, 2016 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of May 23, 2023 (the “Tenth Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), by and among the Company, the Co-Issuer, the Trustee and Elavon Financial Services DAC, as paying agent (the “Paying Agent”). By the terms of the Base Indenture, the Securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Issuers and the Holders of the Notes (the “Noteholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Tenth Supplemental Indenture, as applicable.

1. Interest. The Issuers promise to pay interest on the principal amount of this Note at an annual rate of 4.250%. The Issuers will pay interest annually in arrears on May 23 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Note is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next Business Day with the same force and effect as if made on the nominal date such payment was due, and no interest shall accrue for the period after such nominal date to the date of such payment on the next Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for (or May 23, 2023, if no interest has been paid). Interest on the Notes will be calculated based on the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or May 23, 2023, if no interest has been paid), to but excluding the next scheduled Interest Payment Date (ACTUAL/ACTUAL (ICMA)).

2. Method of Payment. The Issuers will pay the interest installment on this Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes to the Person in whose name this Note (or one or more Predecessor Securities hereto) is registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that this Note or a portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on this Note will be paid upon presentation and surrender of this Note as provided in the Indenture. All payments of interest and principal, including payments made upon any redemption or repurchase of this Note, will be payable in Euros. If, on or after May 16, 2023, the Euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond the Issuers’ control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Offered Securities will be made in Dollars until the Euro is again available to the Issuers or so used. In such circumstances, the amount payable on any date in Euros will be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent Dollar/Euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Issuers in their sole discretion. Any payment in respect of the Offered Securities so made in Dollars will not constitute an Event of Default under the Offered Securities or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

3. Paying Agent, Transfer Agent and Security Registrar. Initially, Elavon Financial Services DAC will act as paying agent, and the Trustee will act as transfer agent and Security Registrar. The Issuers may change or appoint any paying agent, Security Registrar or transfer agent without prior notice to any Noteholder. The Issuers or any of their subsidiaries may act as paying agent, transfer agent or Security Registrar in respect of any Notes.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect from time to time. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Issuers and constitute the series designated on the face hereof as the “4.250% Senior Notes due 2035”, initially limited to €800,000,000 in aggregate principal amount.

The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Tenth Supplemental Indenture. Requests may be made to: Johnson Controls International plc, One Albert Quay, Cork, Ireland T12 X8N6.

5. Optional Redemption. The Notes will be subject to redemption in accordance with the terms of Sections 1.02(8) and 1.02(27) of the Tenth Supplemental Indenture and Article III of the Base Indenture. If the giving of notice of redemption shall have been completed as provided in the Indenture, interest on such Notes or portions of Notes will cease to accrue on and after the date fixed for redemption, unless the Issuers default in the payment of the applicable redemption price and accrued interest (if any) with respect to any such Note or portion thereof. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Issuers have exercised their right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of the Notes will have the right to require the Issuers to purchase all or a portion (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control Offer in accordance with Section 1.02(17) of the Tenth Supplemental Indenture.

7. Denominations, Transfer, Exchange. The Notes are in registered form without interest coupons in the minimum denominations of €100,000 or any integral multiple of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Subject to and in accordance with Section 2.05 of the Base Indenture, the Notes may be presented for exchange or for registration of transfer at the office of the Security Registrar or at the office of any transfer agent designated by the Issuers for such purpose.

8. Persons Deemed Owners. Prior to the due presentment for the registration of a transfer of any Note, the Issuers, the Trustee, any applicable paying agent, any transfer agent and any Security Registrar may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Issuers nor the Trustee nor any applicable paying agent, transfer agent or Security Registrar shall be affected by any notice to the contrary.

9. [Reserved].

10. [Reserved].

11. Defaults and Remedies. If an Event of Default shall have occurred and be continuing in respect of the Notes, in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Issuers, and to the Trustee if given by such Noteholders, may declare the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in the Indenture or in the Notes to the contrary.

12. Trustee, Paying Agent, Transfer Agent and Security Registrar May Hold Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Authenticating Agent, paying agent, transfer agent or Security Registrar may do the same with like rights and duties. The Trustee must also comply with Section 7.08 of the Base Indenture.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Note, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer, manager or director, past, present or future as such, of the Issuers or of any predecessor or successor Person, either directly or through the Issuers or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture, the Notes and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, managers or directors as such, of the Issuers or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, manager or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication attached to the other side of this Note.

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on this Note. No representation is made as to the correctness of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17. Additional Amounts. The Issuers are obligated to pay Additional Amounts on this Note to the extent provided in Section 1.02(27) of the Tenth Supplemental Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. The Indenture and this Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                                          agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES OF THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is €[                 ]. The following increases and decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Registrar or Trustee